Exhibit 4.1

AMERIPRISE FINANCIAL

2008 EMPLOYMENT INCENTIVE EQUITY AWARD PLAN

(Effective November 20, 2008)

1.                                      Purpose of the Plan

The Plan is intended to promote the interests of the Company and its stockholders by providing the eligible new employees who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to begin, and to continue, in the service of the Company.  The Plan is designed to meet this intent by providing such eligible persons with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.                                      Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

2.1                                 “Ameriprise Financial” means Ameriprise Financial, Inc., a Delaware corporation and any successor thereto.

2.2                                 “Award” means an Option, Award of Restricted Stock, Award of Restricted Stock Units or Other Share-Based Award issued under the Plan.

2.3                                 “Award Agreement” means any written agreement or other instrument or document evidencing an Award under the Plan, including through an electronic medium.

2.4                                 “Board” means the board of directors of Ameriprise Financial.

2.5                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

2.6                                 “Committee” means the Compensation and Benefits Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.  The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the rules and regulations of the New York Stock Exchange (the “NYSE”)(or such other principal securities market on which the Shares are traded).

2.7                                 “Company” means Ameriprise Financial and all of its Subsidiaries, collectively.

2.8                                 “Director” means a non-employee member of the Board.

2.9                                 “Dividend Equivalents” has the meaning set forth in Section 8.7.

2.10                           “Employee” means any employee of the Company and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company.

2.11                           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12                           “Fair Market Value” means, with respect to the Shares as of any date, the per-Share closing price as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Shares on the NYSE composite tape on such date, then the per-Share closing price as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape, or such other value as determined by the Committee in accordance with applicable law.  The Fair Market Value of any property other than Shares shall be the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13                           “Option” means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.14                           “Other Share-Based Award” means any Award of Shares or other Award that is valued in whole or in part by reference to, or is otherwise based on, Shares.

2.15                           “Participant” means an Employee who is eligible to participate in the Plan and to whom one or more Awards have been granted pursuant to the Plan and, following the death of any such Person his successors, heirs, executors and administrators, as the case may be.

2.16                           “Person” means a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any “group” within the meaning of Section 13(d)(3) under the Exchange Act.

2.17                           “Plan” means this Ameriprise Financial 2008 Employment Incentive Equity Award Plan, as it may be amended from time to time.

2.18                           “Related Employment” means the employment or performance of services by an individual for any Person other than the Company, provided, that (a) such employment or performance of services is undertaken by the individual at the request of the Company, (b) immediately prior to undertaking such employment or performance of services, the individual was employed by or performing services for the Company or was engaged in Related Employment as herein defined and (c) such employment or performance of services is in the best interests of the Company and is recognized by the Committee, in its discretion, as Related Employment.

2.19                           “Restricted Stock” means any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, including any restriction on the right to vote such Share and the right to receive any dividends, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.20                           “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Awards, to sell, transfer, pledge or assign such Awards, or to receive any cash Dividend Equivalents with respect to such Awards, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.21                           “Securities Act” means the Securities Act of 1933, as amended from time to time.

2.22                           “Shares” means the shares of common stock of Ameriprise Financial, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 10.

2.23                           “Subsidiary” means any “subsidiary” within the meaning of Rule 405 under the Securities Act.

2.24                           “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or with which the Company combines.

2.25                           “Vesting Period” means the period of time specified by the Committee during which an Award is subject to vesting restrictions.

3.                                      Available Shares

3.1                                 Number of Shares.

(a)                                  Subject to adjustment as provided in Section 10, a total of 6,000,000 Shares shall be authorized for issuance under the Plan.

(b)                                 For purposes of counting Shares against the Share reserves under Section 3.1(a):  (i) Awards denominated solely in Shares (such as Options and Restricted Stock) and other Awards that may be exercised for or convertible into Shares will be counted against the reserve on the date of grant of the Award based on the maximum number of Shares underlying the Award; and (ii) Awards denominated in other than Shares that are not exercisable for or convertible into Shares will be counted based on the number of Shares issued.

(c)                                  If any Shares subject to an Award are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for issuance under the Plan.

(d)                                 In the event that (i) any Option or other Award granted under the Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall become available for issuance under the Plan.

3.2                                 Character of Shares.  Any Shares issued under the Plan may consist, in whole or in part, of either authorized and unissued shares or treasury shares, or both, at the sole discretion of the Committee.

4.                                      Administration of the Plan

4.1                                 Administration.  The Plan shall be administered by the Committee.

4.2                                 Authority.  The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (a) select the Employees to whom Awards may from time to time be granted under the Plan; (b) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant under the Plan; (c) determine the number of Shares to be covered by each Award granted under the Plan; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted under the Plan; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (f) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (h) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (i) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (j) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (k) determine whether any Award (other than an Option) will have Dividend Equivalents; and (l) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.  Without limiting the generality of the foregoing, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and whether employment for any Person other than the Company shall constitute Related Employment for any purposes of the Plan.  Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including any Participant and any Subsidiary.

4.3                                 Delegation.  To the extent not inconsistent with applicable law, including the rules and regulations of the NYSE (or such other principal securities market on which the Shares are traded), the Committee may delegate to (a) committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (b) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to persons who are not executive officers (within the meaning of Rule 16a-1 under the Exchange Act) of the Company, subject to such restrictions and limitation as the Committee may specify.

4.4                                 Liability.  No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Ameriprise Financial shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.                                      Eligibility

5.1                                 Eligible Participants.  Any Employee of the Company who becomes an Employee of the Company in connection with a merger or acquisition shall be eligible to be selected as a Participant and to receive Awards pursuant to the Plan.

5.2                                 Foreign Employees.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

6.                                      Options

6.1                                 Grant.  Options may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.

6.2                                 Exercise Price.  Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of such Option.

6.3                                 Term.  The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted, except in the event of death or disability.

6.4                                 Exercise.

(a)                                  Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b)                                 Unless otherwise provided in an Award Agreement, full payment of such exercise price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of Shares otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement, or (vi) any combination of any of the foregoing.  In no event may any Option granted under the Plan be exercised for a fraction of a Share.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

7.                                      Restricted Stock, Restricted Stock Units and Other Share-Based Awards

7.1                                 Grant.  Awards of Restricted Stock and of Restricted Stock Units and Other Share-Based Awards may be granted under the Plan to Participants either alone or in addition to other Awards granted under the Plan.  An Award of Restricted Stock or Restricted Stock Units or Other Share-Based Awards shall be subject to vesting restrictions imposed by the Committee covering the Vesting Period.  The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company as a condition precedent to the issuance of Restricted Stock, Restricted Stock Units or Other Share-Based Award.

7.2                                 Term.  Awards of Restricted Stock or Restricted Stock Units or Other Share-Based Awards granted to a person newly hired shall have a Vesting Period as determined by the Committee. The Committee may, in its sole discretion waive the forfeiture period and any other conditions set forth in any Award Agreement subject to such terms and conditions as the Committee shall deem appropriate.

7.3                                 Rights of Holders.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of an Award of Restricted Stock, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares.  A Participant receiving an Award of Restricted Stock Units or Other Share-Based Award shall not possess voting rights with respect to such Award.  Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Award of Restricted Stock or Restricted Stock Units or Other Share-Based Award.

7.4                                 Payment.  Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.                                      Generally Applicable Award Provisions

8.1                                 Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.

8.2                                 Award Terms May Vary by Participant.  The terms of Awards need not be the same with respect to each Participant.

8.3                                 No Obligation to Exercise.  The grant of an Award to a Participant under the Plan shall impose no obligation upon such Participant to exercise such Award.

8.4                                 No Right to Continued Employment.  Nothing contained in the Plan or any Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

8.5                                 Nontransferability.  Awards granted under the Plan may not be sold, pledged, hypothecated, assigned, margined or otherwise transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed or have otherwise been waived by the Committee.  No Award or interest or right therein shall be subject to the debts, contracts or engagements of a Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, lien, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce), and any attempted disposition thereof shall be null and void, of no effect, and not binding on the Company in any way.

8.6                                 Termination of Employment.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, and the terms of such exercise, on and after the date that a Participant ceases to be employed by the Company, whether by reason of death, disability, voluntary or involuntary termination of employment, or otherwise.  The date of termination of a Participant’s employment will be determined by the Committee, which determination will be final.

8.7                                 Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (other than an Option) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion.  The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional

Shares or otherwise reinvested and may provide that such amounts and Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

8.8                                 Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company shall have the right to withhold from wages or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) otherwise deliverable in connection with the Award.

9.                                      Change in Control

9.1                                 For purposes of the Plan and any Award Agreement, “Change in Control” means the occurrence of any of the following:

(a)                                  any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of 25 percent or more of the combined voting power of Voting Securities; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company; and provided, further that a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of 25 percent or more of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities deemed to be outstanding, increases the proportional number of shares Beneficially Owned by such Person, except that a Change in Control shall occur if a Change in Control would have occurred (but for the operation of this proviso) as a result of the acquisition of Voting Securities by the Company, and after such acquisition such Person becomes the Beneficial Owner of any additional Voting Securities following which such Person is the Beneficial Owner of 25 percent or more of the outstanding Voting Securities;

(b)                                 the individuals who, as of September 30, 2005, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided, however that if the election or appointment, or nomination for election by Ameriprise Financial’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, thereafter be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(c)                                  the consummation of:

(i)                                     a merger, consolidation, reorganization or similar transaction (any of the foregoing, a “Business Combination”) with or into Ameriprise Financial or in which securities of Ameriprise Financial are issued, unless such Business Combination is a Non-Control Transaction;

(ii)                                  a complete liquidation or dissolution of the Company; or

(iii)                               the sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change in Control would cause any tax to become due under Section 409A of the Code.

9.2                                 “Non-Control Transaction” means a Business Combination involving Ameriprise Financial where:

(a)                                  the holders of Voting Securities immediately before such Business Combination own, directly or indirectly immediately following such Business Combination more than fifty percent of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such Business Combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such Business Combination by reason of their prior ownership of Voting Securities;

(b)                                 the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such Business Combination constitute a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation; and

(c)                                  no Person other than the Company or any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such Business Combination by the Company, is a Beneficial Owner of 25 percent or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such Business Combination.

9.3                                 “Voting Securities” means, at any time, Ameriprise Financial’s then outstanding voting securities.

9.4                                 Change in Control.  The Committee may determine and set forth in each Award Agreement the effect of a Change in Control on such Award.

10.                               Anti-Dilution Adjustments

In the event of any change in the outstanding Shares by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by Ameriprise Financial of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in:  (a) the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.1(a); (b) the class, number and exercise price of outstanding Options; and (c) the class and number of shares subject to any other Awards granted under the Plan (provided that the number of shares of any class subject to Awards shall always be a whole number), as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.  With respect to Awards subject to Section 409A of the Code, any adjustments or substitutions under this Section 10 shall conform to the requirements of Section 409A of the Code.

11.                               Amendment and Termination

11.1                           Board Authority to Amend or Terminate the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

11.2                           Effect of Amendment or Termination on Outstanding Awards.  Except as expressly provided in the Plan, no action under Section 11.1 may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Award under the Plan.

11.3                           Savings Clause.  No provision of this Section 11 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

12.                               Miscellaneous

12.1                           No Right to Awards.  No person shall have any claim or right to receive an Award under the Plan.  The Committee’s granting of an Award to a Participant at any time shall neither require the Committee to grant an Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

12.2                           Rights as a Stockholder.  Unless the Committee determines otherwise, a Participant shall not have any rights as a stockholder with respect to Shares covered by an Award until the date the Participant becomes the holder of record with respect to such Shares.  No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 8.7.

12.3                           Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds.  The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person.  To the extent any Participant holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Company and shall not confer upon any Participant or any other person or entity any right, title, or interest in any assets of the Company.

12.4                           Compliance with Section 409A of the Code.  This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.5                           Expenses and Receipts.  The expenses of the Plan shall be paid by Ameriprise Financial.  Any proceeds received by Ameriprise Financial in connection with any Award will be used for general corporate purposes.

12.6                           Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

12.7                           Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

12.8                           Governing Law.  The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles.

12.9                           Effective Date and Term of Plan.  The Plan was adopted by the Board on November 20, 2008.  No grants of Awards may be made under the Plan after November 19, 2018.

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